EXHIBIT 4.1

No. W-«Transaction »-001

Share Purchase Warrant

To Subscribe for and Purchase Common Shares of US Alliance Corporation

THIS CERTIFIES that, for value received, _________ (Name) is entitled to subscribe for and purchase from US Alliance Corporation, a corporation organized and existing under the laws of Kansas (the "Corporation"), for a per share purchase price of $6.00, at any time from the date hereof to three years after the completion or termination of the offering effective February 24, 2010, up to _________ Common Shares (as defined below) in the capital of the Corporation as fully paid and non-assessable Common Shares of the Corporation, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The Warrants described herein were issued pursuant to a February 24, 2010 Order of Registration KSC File No. 20105-761. As of the date of the issuance of this Warrant, the completion or termination date of the offering has not been established. Please contact US Alliance Corporation at (785) 228-0200 or email information@USAllianceCorporation.com for additional information.

1.     Exercise of Warrants. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of a Common Share), by the surrender of this Warrant, with the Purchase Form below duly executed, at the principal office of the Corporation at P.O. Box 4026, Topeka, KS 66604 (or such other office or agency of the Corporation as It may designate by notice in writing to the holder thereof at the address of such holder appearing on the books of the Corporation at any time during the period within which the rights represented by this Warrant may be exercised) and upon payment to it for the account of the Corporation, by cash or by certified or bank cashier's check of the purchase price. The Corporation agrees that the shares so purchased shall be and be deemed to be Issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and be delivered to the holder hereof within a reasonable time and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

2.     Covenants of the Corporation. The Corporation hereby agrees as follows:

(a) all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from any and all taxes, liens and charges with respect to the issue thereof.

(b) during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant.

(c) the Corporation will carry on and conduct its business; will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice; and will, if and whenever required in writing by the holder of this Warrant, provide to the holder of this Warrant all annual statements of the Corporation furnished to its shareholders after the date hereof.

3.     Adjustment of Subscription Rights. The above provisions are, however, subject to the following:

(a) if shares of the Corporation are reclassified or the capital is otherwise reorganized and if the holder of this Warrant has not exercised its right of purchase prior to the effective date of such capital reorganization, upon the exercise of such right the holder of this Warrant shall be entitled to receive and shall accept in lieu of the number of shares then subscribed for by it but for the same aggregate consideration payable therefore, the number of shares or other securities of the Corporation resulting from such capital reorganization that such holder would have been entitled to receive on such capital reorganization if, on the effective date hereof, it had been the registered holder of the number of shares so subscribed for.

(b) if there is a consolidation, amalgamation or merger of the Corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other company, and if the holder of this Warrant has not exercised its right of purchase prior to the effective date of such consolidation, amalgamation, merger or sale, upon the exercise of such right the holder of this Warrant shall be entitled to receive and shall accept In lieu of the number of shares then subscribed for by it but for the same aggregate consideration payable therefore, the number of shares or other securities or property of the Corporation or of the company resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, as the case may be, It had been the registered holder of the number of shares so subscribed for. In any case, the necessary adjustments shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests hereafter of the holder of the Warrant thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property to which the holder hereof is entitled on the exercise of its purchase rights thereafter. Any such adjustment shall be made by and set forth in a supplemental Warrant entered into and approved by the Board of Directors of the Corporation and shall for all purposes hereof be conclusively deemed to be an appropriate adjustment.

(c) the adjustments provided for in this paragraph 4 are cumulative. After any adjustment pursuant to this paragraph, the term "shares" where used in the preceding subparagraphs of this paragraph 4 shall be interpreted to mean the shares which, as a result of all previous adjustments pursuant to this paragraph, the holder hereof would have been entitled to receive upon the exercise of this Warrant, and the number of shares indicated in any subscription made pursuant to this Warrant shall be interpreted to mean the number of shares which, as a result of all previous adjustments pursuant to this paragraph, the holder hereof would have been entitled to receive upon the full exercise of this Warrant entitling the holder thereof to purchase the number of shares so indicated.

(d) if any question arises with respect to the adjustment provided for in this paragraph, such question shall be referred to the auditors of the Corporation and their determination shall be binding upon the Corporation and the holder of this Warrant.

4.     Common Shares. As used herein the term "Common Shares" shall mean and include the common shares of the Corporation authorized on the date of the original issue of the Warrants and shall also include any shares of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof and designated as Common Shares in the Corporation's Articles of Incorporation on the date of the original issue of this Warrant or, in case of any reorganization, reclassification, amalgamation or sale of assets of the character referred to in paragraph 4 hereof, the shares, securities or assets provided for in such paragraph.

5.     No Fractional Shares. Upon the exercise of this Warrant, whether In whole or in part, the Corporation shall not be required to issue any fractional shares or script certificates evidencing any fractional interest in shares. In any case where, pursuant to the terms of this Warrant, the holder hereof would be entitled to receive a fractional share, the number of shares issuable upon such exercise shall be rounded to the next larger whole share if, but only if, such fractional share interest is one-half (1/2) or greater; if such fractional share interest is less than one-half (1/2), it shall be disregarded.

6.     Mutilated or Missing Warrants. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Corporation will issue to the holder hereof a new Warrant of like tenor in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

7.     Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Kansas and the laws of the United States of America applicable therein.

Purchase Form

The undersigned hereby exercises the above Warrant for the purchase of ______________ Common Shares covered by such Warrant and in accordance with the terms and conditions thereof, and herewith makes payment of the exercise price in full. The Corporation is instructed to issue certificates for such shares and any new Warrant to which the undersigned may be entitled on partial exercise hereof in the name of the undersigned and to deliver the same at the address indicated.

____________________________________    Please insert Social Security Number or other Identifying number

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(Please print name and address including postal zip code)
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Purchaser's Signature                                                                                          Signature Guaranteed by:

(Signature must conform exactly with the name of the registered owner on this Warrant and must be signed and guaranteed by a financial institution satisfactory to the Corporation)